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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form F-1 (File No. 333-94899) of our report dated January 17, 2000 on our audit of the consolidated financial statements of FLAG Telecom Holdings Limited, and our report dated December 30, 1999 on our audits of the consolidated financial statements of FLAG Limited. We also consent to the references to our firm under the Caption "Experts".

/s/ Arthur Andersen & Co


Arthur Andersen & Co
Hamilton, Bermuda
February 10, 2000